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                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE

Northville, Michigan                                              June 19, 1997

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, the undersigned, OIS OPTICAL IMAGING SYSTEMS, INC., a Delaware corporation ("Maker"), does hereby promise to pay to the order of GD INVESTMENTS CORP., a Delaware corporation ("Holder"), at 2300 Harmon Road, Auburn Hills, Michigan 48326, or at such other place or to such other party as Holder may from time to time designate, in lawful currency of the United States of America, the principal amount of all advances of funds (the "Advances") made pursuant to this Promissory Note plus interest thereon from the date of each such Advance at a rate of 6% per annum.

  The outstanding principal amount of all Advances shall not exceed $20,000,000 in the aggregate at any one time. All Advances (together with accrued and unpaid interest thereon) and all repayments and prepayments of such Advances (and of accrued and unpaid interest thereon) shall be marked by the Holder on the last page of this Promissory Note, and the amount of all Advances (together with accrued and unpaid interest thereon) shall be deemed to be the amounts so marked.

  On written demand of Holder, the entire outstanding principal balance of this Promissory Note, together with all accrued and unpaid interest, shall be immediately due and payable in full. Maker may at any time pay the full amount or any part of the indebtedness evidenced by this Promissory Note without the payment of any premium or fee. All prepayments hereon shall be applied first to accrued and unpaid interest due under this Promissory Note, and then to the outstanding principal balance of this Promissory Note.

  Maker hereby waives presentment, demand, protest, notice of nonpayment or dishonor of this Promissory Note, and diligence in the collection thereof. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Michigan.

  To the extent provided herein, the indebtedness evidenced by this Promissory Note (the "Subordinated Debt") is subordinate and junior in right of payment to all principal of, and interest on, loans made to the Maker pursuant to the Credit Agreement dated December 14, 1993, as amended (the "Credit Agreement"), among Maker, Bank of America NT& SA and NBD Bank, N.A. (the "Senior Debt"). Except as otherwise provided herein, Maker may pay principal of, and interest on, the Subordinated Debt. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions of this Promissory
Note irrespective of any amendment, modification or waiver of any term of or extension or renewal of the Senior Debt.

  Upon the happening of a Default or an Event of Default (as defined in the Credit Agreement) (a "Senior Debt Default"), then, unless and until such Senior Debt Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities





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or by set-off or otherwise) shall be made on account of the principal of, or interest on, any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to Maker or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Maker for the benefit of creditors or (iv) any other marshalling of the assets of Maker, all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property of Maker, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property of Maker or any other entity, provided for by a plan of reorganization or readjustment which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt until all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings) shall have been paid in full.

  If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by a holder of Subordinated Debt in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Subordinated Debt to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

  No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of Maker. Nothing contained herein shall impair, as between Maker and the holder of the Subordinated Debt, the obligation of Maker to pay the Subordinated Debt as and when the same shall become due and payable in accordance with the terms if this Promissory Note, or prevent the holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or event of default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holders of the Subordinated Debt as provided herein.





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  Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holders of the Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full.

           MAKER:

           OIS OPTICAL IMAGING SYSTEMS, INC.

           By:    / Charles C. Wilson  /
               -------------------------------------
                    Charles C. Wilson
                    Executive Vice President and
                    Chief Financial Officer


The subordination provisions of this Promissory Note are hereby acknowledged and accepted.

GD INVESTMENTS CORP.


By:    / David A. Clark  /
    -----------------------------------
         David A. Clark
         Vice President and Treasurer





                            Page 3 of Exhibit 10.16